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                                   MESA INC.

                                RIGHTS OFFERING

                     DTC PARTICIPANT OVERSUBSCRIPTION FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION FORMS.
                             ---------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS
OF MESA INC. ("MESA") DATED           , 1996 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MESA, THE INFORMATION AGENT, THE DEALER MANAGER AND THE SUBSCRIPTION AGENT.
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VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00
P.M., NEW YORK CITY TIME, ON           , 1996 (THE "EXPIRATION DATE").
                             ---------------------

     1. The undersigned hereby certifies to Mesa and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent. The undersigned hereby certifies to
Mesa and the Subscription Agent that it owned           Shares of Common Stock
on           , 1996 (the "Record Date").

     2. The undersigned hereby exercises the Oversubscription Privilege to
purchase, to the extent available,           shares of Series A 8% Cumulative
Convertible Preferred Stock and certifies to Mesa and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privilege rights have been exercised.
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     3. The undersigned understands that payment of the Subscription Price of
$2.26 per share for each share of Series A 8% Cumulative Convertible Preferred Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of
$          either (check appropriate box):

     / / has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

                                       or

     / /  is being delivered to the Subscription Agent herewith

                                       or

     / /  has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     / /  uncertified check

     / /  certified check

     / /  bank draft

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Basic Subscription Confirmation Number

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          DTC Participant

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      Name of DTC Participant

By:
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   Name:
   Title:

Contact Name:
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Phone Number:
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Dated:
- ------------------------------------ 1996